SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2012

Citizens South Banking Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23971	54-2069979
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

519 South New Hope Road, Gastonia, North Carolina	28054-4040
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   704-868-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ X ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  OTHER EVENTS.

This Form 8-K is being filed pursuant to a memorandum of understanding regarding the settlement of certain litigation relating to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 13, 2012, between Citizens South Banking Corporation (“Citizens South”) and Park Sterling Corporation (“Park Sterling”), pursuant to which Citizens South would be merged with and into Park Sterling, with Park Sterling as the surviving entity (the “Proposed Merger”).

As previously disclosed in the definitive joint proxy statement/prospectus filed with the Securities and Exchange Commission (the “SEC”) by Park Sterling on August 7, 2012 (the “Joint Proxy Statement/Prospectus”), on June 6, 2012, plaintiff Kenneth Heath filed a putative class action complaint in the Delaware Court of Chancery, styled Kenneth Heath v. Kim S. Price et al., C.A. No. 7601-VCP, which seeks, among other things, injunctive relief, damages and equitable relief against Citizens South, its board of directors and Park Sterling (“Defendants”), alleging that the consideration being offered in the Proposed Merger was unfair, that Citizens South’s board of directors had breached its fiduciary duties in connection with its consideration and approval of the Proposed Merger and that Citizens South and Park Sterling had aided and abetted those breaches of fiduciary duty (the “Action”).  On August 6, 2012, the plaintiff filed an amended class action complaint in the Action.  In addition to the original breach of fiduciary duty and aiding and abetting claims, the amended complaint alleges additional purported deficiencies in the process leading up the Proposed Merger and that the Joint Proxy Statement/Prospectus contains certain material omissions or misstatements.

On August 8, 2012, the plaintiff filed motions for expedited proceedings and a preliminary injunction.  Defendants determined not to oppose the motion for expedited proceedings and, on August 21, 2012, the parties entered into a stipulated scheduling order, governing the pre-hearing discovery and briefing in the Action and scheduling a hearing on the plaintiff’s motion for preliminary injunction for September 14, 2012.

On September 12, 2012, Defendants entered into a memorandum of understanding with the plaintiff regarding the settlement of the Action.

Defendants continue to deny the allegations set forth in the amended complaint and believe that no further supplemental disclosure is required under applicable laws; however, to avoid the risk of the Action delaying or adversely affecting the Proposed Merger and to minimize the expense of defending the Action, Citizens South has agreed, pursuant to the terms of the proposed settlement, to make certain supplemental disclosures related to the Proposed Merger, all of which are set forth below. Citizens South expressly acknowledges that the Action is the sole cause for its decision to make these supplemental disclosures. Subject to completion of certain confirmatory discovery by counsel to plaintiff, the memorandum of understanding contemplates that the parties will enter into a stipulation of settlement. The stipulation of settlement will be subject to customary conditions, including court approval following notice to Citizens South’s stockholders. In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled at which the Delaware Court of Chancery will consider the fairness, reasonableness, and adequacy of the settlement. If the settlement is finally approved by the Delaware Court of Chancery, it will resolve and release all claims in all actions that were or could have been brought challenging any aspect of the Proposed Merger, the Merger Agreement, and any disclosure made in connection therewith (excluding claims for appraisal under Section 262 of the Delaware General Corporation Law), pursuant to terms that will be disclosed to stockholders prior to final approval of the settlement. The proposed settlement will not affect the amount of the merger consideration that Citizens South’s stockholders are entitled to receive in the Proposed Merger.

In addition, in connection with the settlement, the parties contemplate that plaintiff’s counsel will file a petition in the Delaware Court of Chancery for an award of attorneys’ fees and expenses to be paid by Citizens South or its successor.  Defendants have reserved the right to challenge any request for an award of attorneys’ fees and expenses.  Citizens South or its successor will pay or cause to be paid any attorneys’ fees and expenses awarded by the Delaware Court of Chancery. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the Delaware Court of Chancery will approve the settlement even if the parties were to enter into such stipulation. In such event, the proposed settlement as contemplated by the memorandum of understanding may be terminated.

SUPPLEMENT TO JOINT PROXY STATEMENT/PROSPECTUS

In connection with the settlement of the outstanding stockholder suit described in this Form 8−K, Citizens South has agreed to make these supplemental disclosures to the Joint Proxy Statement/Prospectus. This supplemental information should be read in conjunction with the Joint Proxy Statement/Prospectus, which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the Joint Proxy Statement/Prospectus.

Background of the Merger

The following disclosure is to be inserted after the second sentence in the first paragraph on page 55 of the Joint Proxy Statement/Prospectus.

Mr. Price held a follow-up meeting with Messrs. Cherry and Gaines sometime around June 2010.

The following disclosure replaces the third sentence in the first paragraph on page 55 of the Joint Proxy Statement/Prospectus.

As part of their partner bank identification process, Messrs. Cherry and Gaines held meetings with multiple potential platform banks, including the two meetings with Citizens South.

The second to last sentence at the bottom of page 56 of the Joint Proxy Statement/Prospectus is to be deleted.

The following disclosure is to be inserted at the end of the first paragraph on page 57 of the Joint Proxy Statement/Prospectus.

At the December 8, 2011 meeting, the Citizens South board of directors authorized Mr. Price to retain KBW to advise Citizens South in connection with a possible acquisition of Citizens South and, shortly thereafter, Mr. Price executed an engagement agreement with KBW for its services in connection therewith.

The following disclosure is to be inserted after the first sentence in the fourth paragraph on page 57 of the Joint Proxy Statement/Prospectus.

Specifically, Citizens South was notified in January 2012 by the OCC that the routine safety and soundness examination of Citizens South Bank was scheduled to begin on March 5, 2012.

The following disclosure replaces the second sentence in the fourth paragraph on page 57 of the Joint Proxy Statement/Prospectus.

In light of this development, Citizens South agreed with the first and third bank holding companies that further discussions should be put on hold until the completion of the examination.

The following disclosure is to be inserted after the first sentence in the fifth paragraph on page 58 of the Joint Proxy Statement/Prospectus.

During this April 20, 2012 meeting, Mr. Price discussed with the third bank holding company the possibility of his joining the board of the third bank holding company following a potential transaction and Mr. Price was told that that was not a possibility because the third bank holding company could only accommodate a limited number of inside directors.

The following disclosure is to be inserted after the third sentence of the third paragraph on page 59 of the Joint Proxy Statement/Prospectus.

The board also considered whether or not to seek a “collar” on any stock component of an offer from Park Sterling, which would have the effect of limiting the extent to which the value of such stock consideration could increase or decrease based on changes to the price of Park Sterling common stock before the completion of a potential transaction with Park Sterling.  The Citizens South board of directors decided not to seek such a provision based on, among other reasons, discussions with KBW that such provisions were not typical in recent transactions involving stock consideration.

The following disclosure is to be inserted after the fourth sentence of the third paragraph on page 59 of the Joint Proxy Statement/Prospectus.

Although the Citizens South board of directors did not wish to formally bind itself to a transaction with Park Sterling through a contractual exclusivity provision, the board nonetheless decided to proceed with negotiating solely with Park Sterling in light of the third bank holding company’s inability to consider a transaction until the summer months.

The following disclosure is to be inserted after the third sentence of the first paragraph on page 60 of the Joint Proxy Statement/Prospectus.

The Citizens South board of directors was also aware at this time of KBW’s prior engagements with Park Sterling and fully considered those engagements in considering the fairness of the proposed merger.  For a description of KBW’s prior engagements with Park Sterling, see “The Merger—Opinion of Financial Advisor to Citizens South.”

Opinion of Financial Advisor to Citizens South

The following disclosure is to be inserted after the third sentence in the last paragraph on page 67 of the Joint Proxy Statement/Prospectus.

The consensus-level earnings estimates compiled by FactSet Research Systems Inc. for Citizens South were reported by FactSet to be based on earnings estimates from Raymond James Financial Inc., KBW and Sandler O’Neill.

The following disclosure replaces the first paragraph on page 68 of the Joint Proxy Statement/Prospectus.

Discounted Cash Flow Analysis.  KBW performed a discounted cash flow analysis to estimate a range of the present values of after-tax cash flows that Citizens South could provide to equity holders through 2017 on a stand-alone basis.  In performing this analysis, KBW used earnings estimates for Citizens South from consensus Wall Street earnings estimates, compiled by FactSet Research Systems Inc. (a leading provider of financial information and analytics which provides comprehensive consensus-level earnings estimates and statistics) for 2012 and 2013, of $0.08 for the remainder of 2012 and $0.33 for 2013, which implied a return on average assets (ROAA) for 2013 of 0.35%.  KBW did not rely on management’s earnings per share estimates for 2012 and 2013.  In addition, the ROAA was grown to 0.71% in 2014 and held constant at 0.80% annually thereafter for 2015 to 2017, per Citizens South’s management, and assumed discount rates ranging from 11.0% to 15.0% were utilized.  The range of values was determined by adding (i) the present value of the projected cash flows to Citizens South stockholders from 2012 to 2017 and (ii) the present value of the terminal value of Citizens South’s common stock.  In determining cash flows available to stockholders, KBW assumed (i) balance sheet growth of 0.0% through 2013 and 5.0% annually for 2014 to 2017, per Citizens South management, (ii) that Citizens South would maintain a tangible common equity / tangible asset ratio of 7.00%, (iii) that Citizens South would retain sufficient earnings to maintain that level, and (iv) that excess capital would be paid out as earnings.  KBW also assumed, as per Citizens South management, a partial repayment of Citizens South’s Small Business Lending Fund (SBLF) preferred equity capital of $5.0 million in 2014 and the remaining repayment of $15.5 million in 2015. Additionally, KBW assumed Citizens South would pay a 1.0% annual dividend on its outstanding SBLF preferred equity capital through 2015. Any earnings in excess of what would need to be retained represented dividendable cash flows for Citizens South.  In calculating the terminal value of Citizens South, KBW applied multiples ranging from 10.0 times to 14.0 times 2017 forecasted earnings and discount rates of 11% to 15%.  This resulted in a range of values of Citizens South from $5.01 per share to $8.08 per share. The discounted cash flow present value analysis is a widely used valuation methodology that relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates.  The analysis did not purport to be indicative of the actual values or expected values of Citizens South.

Citizens South’s Three Year Plan

The following disclosure is to be inserted as a new section – titled “Citizens South’s Three Year Plan” – immediately following the fourth paragraph on page 68 of the Joint Proxy Statement/Prospectus.

Although Citizens South does not publicly disclose internal management estimates, during the period in which Citizens South’s board of directors was exploring a potential strategic transaction, management had prepared a Strategic Plan for the Three Year Period Through December 31, 2014, which plan was completed on February 8, 2012.  The estimates contained therein are based on numerous variables and assumptions, which are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the estimates prepared by management. The estimates reflect management's assessment, at that time, of Citizens South’s prospects given its then-current operating environment. Citizens South does not intend to update or otherwise revise these estimates to reflect circumstances existing after the date when made or to reflect the occurrence of future events even in the event that any or all of Citizens South's underlying assumptions are shown to be in error.

The following table contains excerpts from Citizens South’s Strategic Plan for the Three Year Period Through December 31, 2014, which was prepared by Citizens South’s senior management.

	Projected FYE 2012	Projected FYE 2013	Projected FYE 2014
Balance Sheet:
Cash and Cash Equivalents	$69,478	$60,000	$46,000
Total Assets	$1,082,076	$1,099,829	$1,136,096
Total Liabilities	$985,773	$998,013	$1,031,763
Income Statement:
Net Operating Income	$2,562	$6,178	$8,183
Financial Operating Ratios:
Earnings Per Share	$0.19	$0.52	$0.68
Return on Average Assets	0.21%	0.55%	0.71%
Stock Pricing Multiples:
EPS Multiple	19.0	14.0	12.0
Closing Stock Price	$3.70	$7.25	$8.19

Tangible BV Per Share	$6.51	$7.00	$7.25
TBV Multiple	0.80	1.00	1.15
Closing Stock Price	$5.21	$7.00	$8.34

(Dollars in thousands, except for per share values)

Cautionary Statement Regarding Forward-Looking Statements

This current report contains, and Park Sterling and Citizens South and their respective management may make, certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words such as “may,” “plan,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” “will,” “goal,” “target” and similar expressions. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements.

Factors that might cause such a difference include, but are not limited to:  an inability of the parties to ultimately enter into a stipulation of settlement; the failure to obtain Delaware Court of Chancery approval of the settlement even if the parties were to enter into such stipulation; the inability to obtain governmental approvals of the Merger on the proposed terms and schedule; the failure of Park Sterling’s or Citizens South’s shareholders to approve the Proposed Merger; fluctuation in the trading price of Park Sterling’s common stock prior to the closing of the Proposed Merger, which would affect the total value of the proposed merger transaction; possible changes in economic and business conditions, including the effects of negative economic conditions or a “double dip” recession, including stress in the commercial real estate markets or delay or failure of recovery in the residential real estate markets; changes in loan mix, deposit mix, capital and liquidity levels, emerging regulatory expectations and measures, net interest income, credit trends and conditions, including loan losses, allowance for loan loss, charge-offs, delinquency trends and nonperforming asset levels, and other similar matters; possible changes in the creditworthiness of customers and the possible impairment of collectability of loans and failure of assumptions underlying the establishment of allowances for loan losses of Park Sterling or Citizens South; possible changes in monetary and fiscal policies; changes in market rates and prices that may adversely impact the value of financial products; deterioration in the credit quality of the loan portfolios of Park Sterling or Citizens South or in the value of the collateral securing those loans; legal and regulatory developments that adversely affect the businesses in which Park Sterling or Citizens South are engaged; the ability of Park Sterling’s or Citizens South’s management to effectively manage credit risk, market risk, operational risk, legal risk and regulatory and compliance risk; changes in accounting standards, rules and interpretations, inaccurate estimates or assumptions in accounting, and the impact on Park Sterling’s or Citizens South’s financial statements. These forward-looking statements are not guarantees of future results or performance and involve certain risks and uncertainties that are based on management’s beliefs and assumptions and on the information available to Park Sterling or Citizens South at the time that these disclosures were prepared. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements.

You should not place undue reliance on any forward-looking statement and should consider all of the following uncertainties and risks, as well as those more fully discussed in any of Park Sterling’s or Citizens South’s filings with the SEC. Forward-looking statements speak only as of the date they are made, and Park Sterling and Citizens South undertake no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

Additional Information and Where to Find It

In connection with the Proposed Merger, Park Sterling has filed with the SEC, and the SEC declared effective on August 7, 2012, a registration statement on Form S-4, which includes the Joint Proxy Statement/Prospectus, as well as other relevant documents concerning the Proposed Merger. The Joint Proxy Statement/Prospectus constitutes a joint proxy statement of Park Sterling and Citizens South and also a prospectus of Park Sterling, and provides details regarding the Proposed Merger and the attendant benefits and risks. A copy of the definitive Joint Proxy Statement/Prospectus, along with a form of proxy, has been mailed to the shareholders of record of Park Sterling and the stockholders of record of Citizens South as of August 9, 2012. This communication is not a substitute for the Joint Proxy Statement/Prospectus or any other document that Park Sterling or Citizens South may file with the SEC or send to their respective shareholders and stockholders regarding the Proposed Merger. YOU ARE STRONGLY URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AS THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER.

A free copy of the Joint Proxy Statement/Prospectus, as well as other filings containing information about Park Sterling and Citizens South, may be obtained after their filing at the SEC’s Internet site (http://www.sec.gov). In addition, free copies of documents filed with the SEC may be obtained on the respective websites of Park Sterling and Citizens South at www.parksterlingbank.com and www.citizenssouth.com.

Participants in Solicitation

Park Sterling and Citizens South and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Park Sterling’s shareholders and Citizens South’s stockholders in connection with the Proposed Merger. Information about the directors and executive officers of Park Sterling and Citizens South and information about other persons who may be deemed participants in this solicitation are included in the Joint Proxy Statement/Prospectus and other relevant materials filed with the SEC regarding the proposed transaction. Information about Park Sterling’s executive officers and directors can be found in Park Sterling’s definitive proxy statement in connection with its 2012 Annual Meeting of Shareholders filed with the SEC on April 16, 2012. Information about Citizens South’s executive officers and directors can be found in Citizens South’s definitive proxy statement in connection with its 2012 Annual Meeting of Shareholders filed with the SEC on April 13, 2012. Free copies of these documents can be obtained from the sources indicated above.

Item 9.01  Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions. Not applicable.

(d)	Exhibits. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CITIZENS SOUTH BANKING CORPORATION

DATE: September 14, 2012	By:	/s/ Gary F. Hoskins
Gary F. Hoskins
Executive Vice President, Chief Financial Officer
and Treasurer